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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 6, 2001


                              ---------------------


                        GRANITE BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                     0-19728                   13-3458782
(STATE OR OTHER JURISDICTION        (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)               FILE NUMBER)           IDENTIFICATION NO.)


                          767 THIRD AVENUE, 34TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 826-2530
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)




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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable


                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                                 Not Applicable


                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable


             ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                 Not Applicable


                              ITEM 5. OTHER EVENTS

         On March 6, 2001, Granite Broadcasting Corporation (the "Company") entered into and closed an amended and restated credit agreement (the "Credit Agreement") with a new group of financial institutions led by Goldman Sachs Credit Partners, L.P. The Credit Agreement provides for $205 million in senior secured term loans, which will mature on December 31, 2003. Approximately $114 million of the loan proceeds were used to repay in full the Company's existing senior lenders. A copy of the Credit Agreement is attached hereto as Exhibit 4.54 and is hereby incorporated by reference herein.

         Upon closing of the Credit Agreement, the Company and NBC Television Network ("NBC") amended and restated the agreement (the "Amended KNTV Affiliation Agreement") pursuant to which KNTV will become the NBC affiliate for the San Francisco-Oakland-San Jose television market for a ten-year term beginning January 1, 2002. The Amended KNTV Affiliation Agreement alters the payment terms associated with KNTV's NBC affiliation. The original affiliation agreement provided that the Company would make a payment to NBC of $61 million (the "Original Initial Payment") on January 1, 2002. Under the Amended KNTV Affiliation Agreement, the Company paid one-half of the Original Initial Payment at a 12 percent discount (approximately $27.8 million) upon closing the new Credit Agreement. The remaining half of the Original Initial Payment is now due on January 1, 2005. Concurrently with entering into the Amended KNTV Affiliation Agreement, the Company and NBC also entered into an amended and restated agreement for the affiliation of KSEE-TV, serving Fresno-Visalia, California; WEEK-TV, serving Peoria-Bloomington, Illinois and KBJR-TV, serving Duluth, Minnesota-Superior, Wisconsin.


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         Additionally on March 6, 2001, in connection with the Credit
Agreement, the Company granted Goldman, Sachs & Co. a Warrant (the "Warrant") to acquire 753,491 shares of the Company's Common Stock (Nonvoting), par value $0.01 per share (the "Common Stock (Nonvoting)"), at an exercise price of $1.75 per share. The Warrant expires on March 6, 2006.


                 ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

                                 Not Applicable


                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         C.       Exhibits.


                  4.54 Credit Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, as Borrower, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, Tranche B Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Foothill Capital Corporation, as Tranche A Collateral Agent.


                  4.55 Warrant to purchase 753,491 shares of Common Stock (Nonvoting) of Granite Broadcasting Corporation issued March 6, 2001 to Goldman, Sachs & Co.


                 10.50 Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KNTV(TV)).


                 10.51 Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KSEE, KBJR-TV and WEEK-TV).


                        ITEM 8. CHANGE IN FINANCIAL YEAR

                                 Not Applicable


                        ITEM 9. REGULATION FD DISCLOSURE

                                 Not Applicable


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    GRANITE BROADCASTING CORPORATION



Dated:  March 9, 2001               By:  /s/ Ellen McClain
                                        --------------------------------------
                                        Name:  Ellen McClain
                                        Its:   S.V.P., Chief Financial Officer








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                                  EXHIBIT INDEX



         4.54 Credit Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, as Borrower, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, Tranche B Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Foothill Capital Corporation, as Tranche A Collateral Agent.


         4.55 Warrant to purchase 753,491 shares of Common Stock (Nonvoting) of Granite Broadcasting Corporation issued March 6, 2001 to Goldman, Sachs & Co.


         10.50 Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KNTV(TV)).


         10.51 Amended and Restated Network Affiliation Agreement, dated as of March 6, 2001, among Granite Broadcasting Corporation, the Parties set forth on Schedule I thereto, and NBC Television Network (KSEE, KBJR-TV and WEEK-TV).